                                  Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 2001, except as to Note 9 for which the date is December 10, 2001, relating to the financial statements included in the MAPICS, Inc. Annual Report on Form 10-K for the year ended September 30, 2001.


                                         /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 8, 2002